                                                                   EXHIBIT 10.76

                        SUPPLY and DISTRIBUTION AGREEMENT
                                 by and between
                             FARNAM COMPANIES, INC.
                                       and
                          CARRINGTON LABORATORIES, INC.

     This "Supply and Distribution Agreement" (hereinafter "AGREEMENT") executed on the ________ day of March, 1996, by and between FARNAM COMPANIES, INC. (hereinafter "FARNAM"), an Arizona corporation with its principal place of business at 301 West Osborn Road, Phoenix, Arizona 85013, and CARRINGTON LABORATORIES, INC. (hereinafter "CARRINGTON"), a Texas corporation with its principal place of business at 2001 Walnut Hill Lane, Irving, Texas 75038,
WITNESSETH:

     WHEREAS, CARRINGTON has developed an injectable acemannan immunostimulant product and various other aloe-based treatment cleansing and management products which, along with any and all improvements thereto, shall hereinafter be known as the "PRODUCTS"; said PRODUCTS being further described in Exhibit A attached hereto, which is subject to change from time to time as improvements occur; and

     WHEREAS, CARRINGTON has submitted for and received the necessary approval(s) and/or license(s), specifically U.S. Vet. Lic. 384 issued by the United States Department of Agriculture (hereinafter "U.S.D.A."), for the manufacture, sale and distribution of the PRODUCTS, or any of them; and

     WHEREAS, CARRINGTON desires to manufacture, and FARNAM desires to have CARRINGTON manufacture for it, quantities of said PRODUCTS as per the terms and conditions of this AGREEMENT.

     NOW, THEREFORE, in consideration of the provisions, covenants, and mutual undertakings of the parties as provided herein, the parties do hereby agree as follows:

1.   Grant of Exclusive Rights to Market, Sell, and Distribute.

     (a) During the term of this AGREEMENT and any renewal(s) hereof, and according to the terms and conditions set forth herein, CARRINGTON grants to FARNAM the exclusive rights (exclusive even as to CARRINGTON) to market, sell, and distribute the PRODUCTS in and through the over-the-counter (OTC) and ethical (i.e. veterinary) channels of distribution within the animal health market for/within the United States and Canada. In the event CARRINGTON possesses existing inventory of the PRODUCTS and desires to sell such inventory within its usual channels of distribution, then FARNAM's rights, as granted hereunder, shall be co-exclusive with CARRINGTON until such time, but in any event not to exceed a six (6) month period of time, as CARRINGTON's existing inventory of PRODUCTS is depleted.

     (b) During the term of this AGREEMENT and any renewal(s) hereof, and according to the terms and conditions set forth herein, CARRINGTON agrees to grant to FARNAM the exclusive rights (exclusive even as to CARRINGTON) to market, sell, and distribute the PRODUCTS in and through the over-the-counter
(OTC) and ethical (i.e. veterinary) channels of distribution within the animal health market for/within international markets outside of the United States and/or Canada as the parties later mutually agree. Any such international markets shall be delineated in Exhibit B, attached hereto, said Exhibit B shall, from time to time, be subject to revision and/or replacement in accordance with this AGREEMENT.

2.   Grant of Exclusive Rights - Trademarks.

     (a) CARRINGTON grants to FARNAM, for the term of this AGREEMENT and any renewal(s) hereof, the exclusive rights to use CARRINGTON's "CarraVet(TM)" trademark/trade name, along with any and all associated trade dress, in connection with FARNAM's marketing, selling, and distributing the PRODUCTS hereunder. All labels, packaging, advertising and promotional material used by FARNAM in connection with the PRODUCTS FARNAM markets, sells, and distributes hereunder which bear CARRINGTON's "CarraVet(TM)" mark shall also bear the following legend:

          CarraVet(TM) is a trademark of Carrington Laboratories, Inc.

     FARNAM shall not use CARRINGTON's "CarraVet(TM)" mark except as specifically set forth herein. Without limiting the generality of the preceding sentence, FARNAM shall not use CARRINGTON's "CarraVet(TM)" mark in connection with the sale or advertising of any products other than the PRODUCTS.

     At CARRINGTON's request and expense, FARNAM shall take whatever action is reasonably necessary to assist CARRINGTON or its assigns in registering CARRINGTON's "CarraVet(TM)" mark with the U.S. Patent and Trademark Office (hereinafter "PTO"). FARNAM understands that

CARRINGTON or its assigns may rely solely upon FARNAM's use of CARRINGTON's "CarraVet(TM)" mark to obtain or maintain registration with the PTO.

     Upon the termination of this AGREEMENT, FARNAM will cease and desist from all use of CARRINGTON's "CarraVet(TM)" trademark/trade name, along with any and all associated trade dress, in any manner and will not adopt or use, without CARRINGTON's prior written consent, any word or mark which is confusingly or deceptively similar to CARRINGTON's "CarraVet(TM)" mark, except that FARNAM may continue to use CARRINGTON's "CarraVet(TM)" mark under the terms and conditions of this AGREEMENT in connection with any remaining inventory of the PRODUCTS until such inventory is exhausted.

     (b) The foregoing notwithstanding, FARNAM may desire to use FARNAM's own trademarks, trade names, and/or trade dress on or in connection with the PRODUCTS it markets, sells, and distributes hereunder; and shall do so at FARNAM's sole discretion.

3. Ownership of Formulations and Registrations. It is understood between the parties that the PRODUCTS, the PRODUCTS' formulations, licenses/registrations (except those licenses/registrations obtained by FARNAM pursuant to paragraph 11(b) hereunder), specifications, and any and all other data directly related to the PRODUCTS, which was produced by or on behalf of CARRINGTON, shall be, and remain, the sole and exclusive responsibility and property of CARRINGTON.

4.   Manufacture of the PRODUCTS.

     (a) During the term of this AGREEMENT and any renewal(s) hereof, and according to the terms and conditions set forth herein, CARRINGTON agrees to manufacture for FARNAM and FARNAM agrees to have CARRINGTON manufacture for it, the PRODUCTS in strict accordance/compliance with the PRODUCTS' approval(s) and/or license(s) and the PRODUCTS' labeled formulation/specifications as delineated in Exhibit A, attached hereto.

     (b) Within thirty (30) days of the execution of this AGREEMENT, FARNAM shall supply to CARRINGTON the appropriate camera-ready art, if necessary, for the PRODUCTS' labeling and packaging materials (i.e. cartons, inserts, shippers). Notwithstanding the foregoing, FARNAM shall submit to CARRINGTON, for CARRINGTON's advance written approval, draft samples of all labeling, packaging, advertising, and promotional material for the PRODUCTS; said approval shall occur within ten (10) days of CARRINGTON's receipt of same and shall not be unreasonably withheld.

     (c) CARRINGTON shall furnish to FARNAM, for FARNAM's advance written approval, samples of all final, ready for reproduction labeling and packaging for the PRODUCTS.

     (d) CARRINGTON shall supply the PRODUCTS as "finished goods" to FARNAM in the form of finished goods, ready for resale. "Finished goods" shall consist of the ready-for-resale PRODUCTS, including labels, product containers, cartons, inserts, shippers, final containers, and all labor required to produce and supply such. The finished goods product configurations for the PRODUCTS are delineated in Exhibit C, attached hereto.

5.   Pricing Terms.

     (a) CARRINGTON shall provide the PRODUCTS (as specified in paragraph 4 hereinabove) to FARNAM in accordance with the pricing and minimum production runs delineated in Exhibit D, attached hereto, freight-on-board (F.O.B.) CARRINGTON's distribution facility.

     (b) CARRINGTON may, beginning January 1, 1997 and no more than once per calendar year thereafter, increase the price of the PRODUCTS, as delineated in Exhibit D, by an amount not to exceed any increased costs of labor, raw materials, and/or packaging since the first production run under this AGREEMENT, and only to the extent that it is necessary for CARRINGTON to maintain CARRINGTON's percentage gross margin at the level at which it was during the first production run under this AGREEMENT, provided that FARNAM receives from CARRINGTON a one hundred twenty (120) day advance written notice of such a price increase before said price increase shall become effective, and further provided that FARNAM does not exercise its right to terminate this AGREEMENT in accordance with paragraph 5(c) hereinbelow.

     Any and all PRODUCT(S) purchase orders made by FARNAM and received by CARRINGTON prior to the date said written notice of such a price increase is received by FARNAM shall be filled and paid for at the price existing prior to said increase.

     Any and all PRODUCT(S) purchase orders made by FARNAM and received by CARRINGTON after the effective date of such a price increase pursuant to this paragraph 5 shall be filled and paid for at the increased price.

     Any and all PRODUCT(S) purchase orders made by FARNAM and received by CARRINGTON after said written notice of such a price increase is received by FARNAM but before the effective date of said price increase pursuant to this paragraph 5 shall be filled and paid for at the price existing prior to said increase, provided that said order(s) are not significantly different in quantity or timing from those of FARNAM's previous ordering history hereunder.

     (c) FARNAM shall have the option to terminate this AGREEMENT effective upon the date such a price increase is to take effect as provided in paragraph 5(b) herein, provided that CARRINGTON receives from FARNAM written notice of FARNAM's intent to so terminate at least ninety (90) days prior to the date such price increase is to take effect as provided in paragraph 5(b) herein.

Both parties hereto agree that in the event of any conflict between the terms of FARNAM's purchase order or CARRINGTON's acknowledgment or any other document, and this AGREEMENT, the terms of this AGREEMENT shall govern.

6. Pricing in Effect for Calendar Year 1998. During calendar year 1998 (January 1, 1998 through December 31, 1998) and only for calendar year 1998, CARRINGTON may, no more than once during the period, increase the current price of the PRODUCTS to a price(s) which, in the opinion of CARRINGTON and FARNAM, is/are based upon animal health market indicators and which the "market will bear"; provided, however, that any such increase shall not be more than fifteen percent (15%) of the existing price of the PRODUCTS, or any of them. All provisions of paragraph 5, except that provision which determines the amount by which pricing may be increased, shall remain in effect during calendar year 1998, specifically including the provisions of paragraph 5(c). Pricing for calendar year 1999, and any and all calendar years thereafter during which this AGREEMENT is in effect, shall be in conformance with paragraph 5.

7. Payment Terms. Payment terms shall be 1% fifteen (15) net thirty (30) days from the date of invoice (i.e. 1% discount if paid within fifteen (15) days, otherwise net amount due within thirty (30) days from the date of invoice).

8. Title and Risk of Loss. Title and risk of loss for the goods supplied under this AGREEMENT shall transfer from CARRINGTON to FARNAM upon CARRINGTON's placement of the goods with a FARNAM designated carrier. In the event of any conflict between the terms of FARNAM's purchase order or CARRINGTON's acknowledgment or any other document, and this AGREEMENT, the terms of this AGREEMENT shall govern.

9. Sales Forecasts and Purchase Orders. FARNAM shall, on a quarterly basis, furnish to CARRINGTON a twelve (12) month rolling forecast of PRODUCT(S) purchases/orders, with the first three (3) month period of said forecast serving as a commitment by FARNAM which will be confirmed by FARNAM's written purchase order(s). CARRINGTON shall acknowledge in writing all FARNAM purchase orders for the PRODUCTS within fifteen (15) days of CARRINGTON's receipt of said purchase orders, at which time any discrepancies and/or deficiencies in the purchase order pricing shall be brought to FARNAM's attention by CARRINGTON. FARNAM purchase orders for the PRODUCTS which are not acknowledged by CARRINGTON within said fifteen (15) days shall be deemed accepted by CARRINGTON as written. Both parties hereto agree that in the event of any conflict between the terms of FARNAM's purchase order or CARRINGTON's acknowledgment or any other document, and this AGREEMENT, the terms of this AGREEMENT shall govern.

10. Annual Minimum Purchase Amount. Beginning January 1, 1997, and for each calendar year thereafter, in the event FARNAM's cumulative purchases per calendar year of the PRODUCTS fail to reach the dollar amounts delineated in Exhibit E, attached hereto, then CARRINGTON, at its sole and exclusive discretion, and as its sole and exclusive remedy, may terminate the exclusivity of FARNAM's rights to market, sell, and distribute the PRODUCTS. In the event CARRINGTON exercises its right to terminate FARNAM's exclusive rights to market, sell, and distribute the PRODUCTS, FARNAM's rights to market, sell, and distribute the PRODUCTS shall be maintained, but on a non-exclusive basis for the remaining term of this AGREEMENT and any renewal(s) hereof.

     Beginning with the execution hereof and continuing through December 31, 1996, CARRINGTON and FARNAM each agree that FARNAM shall in no way be obligated to purchase a minimum dollar amount of PRODUCTS and that the conditions and provisions of this paragraph 10 are inapplicable during this period.

11.  PRODUCTS State and Federal Registrations.

     (a) CARRINGTON shall be responsible for obtaining and/or maintaining any and all federal registrations, approvals, licensures, etc. as may be required or necessary for the lawful manufacture, marketing, sale, and distribution of the PRODUCTS including, but not limited to, any and all interaction with the U.S.D.A. and the United States Food and Drug Administration (hereinafter "F.D.A.").

     (b) CARRINGTON agrees to allow and/or authorize FARNAM to license/register, or have licensed/registered for it, the PRODUCTS at the state/province level with each and any of the United States and Canada, and at the state/province/other political sub-division level of any and all international countries/markets to which FARNAM has been granted rights pursuant to paragraph 1(b) herein. To this end, CARRINGTON agrees to fully cooperate with FARNAM in any and all manner whatsoever, including, but not limited to, executing, filing, and/or authorizing FARNAM to cite to any and all papers, documents, data, and/or support materials and performing such other proper acts as may be deemed necessary, in order to secure to FARNAM said licenses/registrations.

12. Right of First Refusal. During the term of this AGREEMENT and any renewal(s) hereof, should CARRINGTON develop any new product formulations intended for use in the animal health market, CARRINGTON agrees that CARRINGTON shall forthwith grant to FARNAM, by written notice, a period of sixty (60) days within which to evaluate the new product(s) and potentially negotiate and enter into an agreement with CARRINGTON for rights to market, sell, and distribute said new product(s). Should FARNAM then desire to market, sell, and distribute said new product(s), CARRINGTON and FARNAM agree to negotiate in good faith and with all good intentions in attempting to enter into an agreement for such rights, said agreement to be reasonable upon all terms and conditions.

13. CARRINGTON's Representations and Warranties. CARRINGTON represents and warrants to FARNAM that:

     (a) the PRODUCTS supplied to FARNAM hereunder are manufactured in accordance with the PRODUCTS' approval(s) and/or license(s), including without limitation U.S. Vet. Lic. 384, and the PRODUCTS' labeled formulation/specifications as provided in Exhibit A, attached hereto. Furthermore, CARRINGTON shall test each lot of the PRODUCTS in order to ensure that said lot meets said specifications, and CARRINGTON shall keep and maintain a record of said test results; and

     (b) the PRODUCTS supplied to FARNAM hereunder have a minimum shelf life of not less than two (2) years from the date of manufacture and CARRINGTON shall not ship PRODUCTS to FARNAM with a remaining shelf life of less than twenty (20) months; and

     (c) the PRODUCTS supplied to FARNAM hereunder are quality goods and are fit for the uses specified on the PRODUCTS' labels; and

     (d) the PRODUCTS supplied to FARNAM hereunder are manufactured in accordance with, and are otherwise in full compliance (in all material respects) with, current Good Manufacturing Practices and any and all other laws, rules, regulations, and licenses, state and/or federal, which may be applicable; and

     (e) the manufacture, distribution, and/or sale of the PRODUCTS does not infringe upon any patent, trade secret, or other proprietary right of any third party; and

     (f) the marketing, distribution, and/or sale of the PRODUCTS by FARNAM does not, to the best of CARRINGTON's knowledge, reasonable investigation having been made, violate any laws, rules, or regulations, state and/or federal, which may be applicable including, without limitation, those laws, rules and/or regulations of the U.S.D.A. and/or the F.D.A.; and

     (g) all labels and advertising relating to the PRODUCTS comply with all applicable rules and regulations of the U.S.D.A. and/or the F.D.A. and all other applicable laws, rules and regulations, including but not limited to F.D.A. requirements relating to product ingredients. Information regarding the ingredients of the PRODUCTS shall be furnished by CARRINGTON to FARNAM from time to time, and when furnished, shall be incorporated in Exhibit A, attached hereto; and

     (h) all information relating to the PRODUCTS in verbal or written form provided to FARNAM by CARRINGTON prior to execution of this AGREEMENT and during this AGREEMENT is truthful and accurate. No significant facts which may relate to the salability of the PRODUCTS have been withheld or omitted by CARRINGTON; and

     (i) CARRINGTON acknowledges that it is subject to scrutiny from federal, state and local authorities in the day-to-day operations of its business, and represents that it is not presently the subject of any governmental investigations, or demands regarding, inter alia, the proper and lawful disposal of waste. CARRINGTON warrants to the best of its knowledge, reasonable inquiry having been made, that it is complying and will continue to comply with all federal, state and local laws, including those respecting, inter alia, the proper disposal of waste materials and other laws governing the proper and lawful handling of chemicals, medical devices, etc.

It is further understood by both parties that FARNAM is and will be relying upon these representations and warranties, the inaccuracy or incompleteness of any of which shall be a material breach of this AGREEMENT.

14. FARNAM's Representations and Warranties. FARNAM represents and warrants to CARRINGTON that:

     (a) FARNAM will maintain a sufficient inventory of the PRODUCTS to assure an adequate supply of PRODUCTS to serve the market segments granted to it in paragraph 1 hereunder; and

     (b) FARNAM's advertising, marketing, and distributor policies do not, to the best of FARNAM's knowledge, reasonable investigation having been made, violate any laws, rules or regulations, state and/or federal, which may be applicable including, without limitation, those laws, rules and/or regulations of the U.S.D.A. and/or the F.D.A.; and

     (c) FARNAM will not make, or permit any of its employees, agents or representatives to make, any claims of any properties or results relating to the PRODUCTS, unless such have received written approval from CARRINGTON and from the applicable governmental authority; and

     (d) FARNAM will not use any label, advertisement or promotional material on or with respect to or relating to the PRODUCTS unless such label, advertisement or promotional material has first been submitted to and approved by CARRINGTON in accordance with paragraph 4(b) herein; and

     (e) FARNAM will actively and aggressively promote the sale of the PRODUCTS to all customers and potential customers within the market segments granted to it in paragraph 1 hereunder; and

     (f) FARNAM will take all steps reasonably necessary to ensure that its distributors and any other parties to whom it sells any of the PRODUCTS for resale do not relabel, repackage, advertise, sell or attempt to sell the PRODUCTS in a manner that would violate this AGREEMENT if done by FARNAM; and

     (g) FARNAM acknowledges that it is subject to scrutiny from federal, state and local authorities in the day-to-day operations of its business, and represents that it is not presently the subject of any governmental investigations, or demands regarding, inter alia, the proper and lawful disposal of waste. FARNAM warrants to the best of its knowledge, reasonable inquiry having been made, that it is complying and will continue to comply with all federal, state and local laws, including those respecting, inter alia, the proper disposal of waste materials and other laws governing the proper and lawful handling of chemicals, medical devices, etc.

It is further understood by both parties that CARRINGTON is and will be relying upon these representations and warranties, the inaccuracy or incompleteness of any of which shall be a material breach of this AGREEMENT.

15. Return of Outdated/Nonconforming PRODUCTS. CARRINGTON agrees to accept for return and replacement, if appropriate under the circumstances, or, if inappropriate under the circumstances, for return and credit, any PRODUCTS which are out-of-date (e.g. the shelf life date of the PRODUCT(S) has expired) by one hundred twenty (120) days or less or any PRODUCTS that do not conform to any of CARRINGTON's representations or warranties specified herein, with all costs and expenses involved in the return shipping and/or disposal of any such nonconforming PRODUCTS to be borne by CARRINGTON. Any such replacement PRODUCTS shall be invoiced and paid for at the same price as that which was in effect for the non-conforming and returned PRODUCTS. CARRINGTON shall not be responsible for outdated PRODUCT(S) which are returned to FARNAM and which are more than one hundred twenty (120) days out-of-date (e.g. the shelf life date of the PRODUCT(S) has been expired for more than one hundred twenty (120) days).

16. Recall. In the event of a recall of any of the PRODUCTS, due to CARRINGTON's breach of any of its representations or warranties specified herein or due to CARRINGTON's negligence or due to any other act or omission of CARRINGTON or due to federal or state agency action, CARRINGTON shall bear all costs and expenses associated with said recall including, but not limited to, all printing, postage, and labor involved with the announcement of said recall, and all freight and postage expense for the return of the PRODUCTS. If replacement of the recalled-PRODUCT(S) is appropriate and permitted for under the recall, then CARRINGTON may replace the recalled-PRODUCT(S) with like PRODUCT(S) not subject to the recall. If replacement of the recalled-PRODUCT(S) is not appropriate or is not allowed for under the recall, then CARRINGTON shall issue a credit to FARNAM for the "recalled-PRODUCT(S) holder's" purchase price of the PRODUCTS involved in the recall.

     In the event of a recall of any of the PRODUCTS, due to FARNAM's negligence or due to any other act or omission of FARNAM, FARNAM shall bear all costs and expenses associated with said recall including, but not limited to, all printing, postage, and labor involved with the announcement of said recall, and all freight and postage expense for the return of the PRODUCTS.

17. Indemnification by CARRINGTON. CARRINGTON hereby indemnifies and holds FARNAM, its divisions, parent company, subsidiaries, affiliates, agents, employees, successors, and assigns forever harmless from and against any and all liability, actions, claims, losses, costs, damages, fines, penalties, and expenses (including, but not limited to, reasonable and necessary investigation and attorneys fees), threatened and/or incurred, by reason of or arising out of CARRINGTON's manufacture of the PRODUCTS, or any person or entity's purchase, use, or attempted use of the PRODUCTS, or any third party's claim of infringement of any patent, trade secret, or any other proprietary right regarding the PRODUCTS, or CARRINGTON's breach of any of its representations, warranties, or obligations specified herein, or CARRINGTON's negligence or other act or omission, unless such is substantially due to FARNAM's negligence or the use of FARNAM's trademark(s) or trade dress for/on the PRODUCTS.

     Furthermore, CARRINGTON agrees to immediately assume the handling, adjustment, and defense of any claim, allegation, petition, suit, or action covered by this paragraph 17; and FARNAM, without waiving any of its rights under this paragraph or this AGREEMENT, specifically reserves the right to participate, at its own expense, in the handling, adjustment, and defense of any such claim, allegation, petition, suit, or action.

     CARRINGTON agrees to maintain, at its own expense, product liability insurance in the amount of at least Three Million Dollars ($3,000,000.00). CARRINGTON shall provide FARNAM with appropriate documentation evidencing such.

18. Indemnification by FARNAM. FARNAM hereby indemnifies and holds CARRINGTON, its divisions, parent company, subsidiaries, affiliates, agents, employees, successors, and assigns forever harmless from and against any and all liability, actions, claims, losses, costs, damages, fines, penalties, and expenses (including, but not limited to, reasonable and necessary investigation and attorneys fees), threatened and/or incurred, by reason of or arising out of FARNAM's breach of any of its representations, warranties, or obligations specified herein, or FARNAM's negligence or other act or omission (of FARNAM), or the use of FARNAM's trademark(s) or trade dress for/on the PRODUCTS.

     Furthermore, FARNAM agrees to immediately assume the handling, adjustment, and defense of any claim, allegation, petition, suit, or action covered by this paragraph 18; and CARRINGTON, without waiving any of its rights under this paragraph or this AGREEMENT, specifically reserves the right to participate, at its own expense, in the handling, adjustment, and defense of any such claim, allegation, petition, suit, or action.

     FARNAM shall maintain, at its own expense, appropriate commercial insurance in the amount of at least Three Million Dollars ($3,000,000.00). FARNAM shall provide CARRINGTON with appropriate documentation evidencing such.

19. Term and Termination. Unless earlier terminated by any of the following occurrences, this AGREEMENT shall be in full force and effect for an initial period of five (5) years from the date of execution hereof and, thereafter, shall automatically be renewed for five (5) year terms:

     (a) If both parties agree in writing to terminate this AGREEMENT, then this AGREEMENT shall so terminate according to the terms of said writing when fully executed; or

     (b) If either party notifies the other party in writing of its intent to terminate this AGREEMENT at the end of the then-existing term, and the other party receives said written notification at least ninety (90) days prior to the end of the then-existing term, then this AGREEMENT shall terminate at the end of said term; or

     (c) If either party materially breaches this AGREEMENT, the non-breaching party may terminate this AGREEMENT ninety (90) days following receipt by the breaching party of written notice from the non-breaching party of said material breach, provided that the breaching party has not cured said material breach within the ninety (90) day time period. Any such termination shall be without prejudice to any other rights or remedies available to the terminating party, including, without limitation, the right to seek specific performance of this AGREEMENT or to recover full damages for its breach; or

     (d) If FARNAM decides to terminate in accordance with paragraph 5(c) herein, then this AGREEMENT shall so terminate.

The terms, conditions, rights, duties, and obligations set forth in paragraphs 13, 14, 15, 16, 17 and 18 herein shall survive any termination of this AGREEMENT due to the continued existence of the PRODUCTS within the animal health market and within the possession of consumers. Furthermore, after termination of this AGREEMENT, FARNAM may market, sell and distribute any remaining inventories of PRODUCTS which FARNAM had on hand upon the effective date of such termination; provided, however, that within thirty (30) days of the termination of this AGREEMENT, CARRINGTON may, at its discretion and option, purchase FARNAM's full and existing inventory of the PRODUCTS at the same price paid by FARNAM for said inventory.

20. Force Majeure. Neither party shall be liable for any failure to perform under this AGREEMENT when such failure (other than failure to make any payment of sums due hereunder) is caused by factors beyond the reasonable control of such party, including by way of illustration, but not limited to, war, embargo, fire or other calamity, strikes, unavailability of raw materials or ingredients, supply allocations, or actions of governmental authorities.

21. No Partnership/Agency. Nothing in this AGREEMENT shall be deemed by implication or otherwise to have created any partnership or principal/agent relationship between the parties hereto.

22. Assignment. This AGREEMENT shall not be assignable in whole or in part by either party without the prior written consent of the other party.

23. Binding Upon. This AGREEMENT shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors, and permitted assigns; particularly, and without limiting the foregoing in any way whatsoever, this AGREEMENT shall be binding upon any successor corporation or entity of either party hereto, whether such successor entity is established through merger, acquisition, buyout, partnership, association, change of ownership, or any reorganization of any kind whatsoever

24. Non-waiver. Any failure or delay by either party to insist upon strict performance of any provision hereof or to exercise any right, power, privilege, or remedy consequent upon default hereunder shall not constitute a waiver of any provision, right, power, or privilege, or of any available remedy under this AGREEMENT, including any provision the performance of which was not insisted upon and/or any right, power, privilege, and/or remedy which was not exercised.

25. Choice of Law and Forum. This AGREEMENT shall be construed in accordance with and shall be governed by the laws of the State of Arizona. Any case or controversy arising out of or related to this AGREEMENT may be filed in any court within the state of Arizona, whether state or federal, having general jurisdiction over the subject matter.

26. Severability. In the event that any one or more of the provisions (or portion thereof) set forth in this AGREEMENT shall be for any reason held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this AGREEMENT, and this AGREEMENT shall be construed as if the invalid, illegal, or unenforceable provision(s) (or portion thereof) had never been set forth herein. If any one or more of the provisions (or portion thereof) contained in this AGREEMENT shall for any reason be held to be excessively broad as to time, duration, activity, subject, or geographical scope, it shall be construed by reducing it so as to be enforceable to the extent capable.

27. Entire Agreement. This AGREEMENT and that certain "Confidentiality Agreement" by and between the parties dated on or about August 30, 1995 comprise the entire agreement between the parties relative to the subject matter and supersede all other understandings or agreements between the parties relative to the subject matter.

28. Amendment/Modification. This AGREEMENT may not be amended or modified except through a writing referencing this AGREEMENT and fully executed by both parties hereto.

29. Paragraph Headings. The headings/titles to each paragraph of this AGREEMENT are for reference purposes only and shall not be used to interpret said paragraph, nor any other provision or paragraph of this AGREEMENT. All interpretations of the meaning of each paragraph of this AGREEMENT shall rely solely upon the content of that paragraph and/or the content of the AGREEMENT and shall not incorporate the heading/title of that or any other paragraph for such interpretation.

     IN WITNESS WHEREOF, each of the parties hereto has caused this AGREEMENT to be executed by its duly authorized representative on the date first above given.


FARNAM                                    CARRINGTON
Farnam Companies, Inc.                    Carrington Laboratories, Inc.

- ----------------------------------        -------------------------------
Charles B. Duff                           Carlton E. Turner, Ph.D., D.Sc.
President                                 President and Chief Executive Officer

- ----------------------------------        -------------------------------
Date                                      Date

- ----------------------------------        -------------------------------
David R. Arnold                                    Witness

                                          -------------------------------
                                          Print

                                    EXHIBIT A

     PRODUCTS Description, Formulation, and Label Ingredient Specifications

ACEMANNAN IMMUNOSTIMULANT

Acemannan immunostimulant

ACEMANNAN IMMUNOSTIMULANT (DILUENT)

Sodium chloride

CARRAVET(TM) WOUND DRESSING, 1.0 OZ., 3.5 OZ.

Purified Water, Trithanolamine, Polyvinylpyrrolidone, Panthenol, Carbomer 940, Glutamic Acid, Methylparaben, Sodium Chloride, Imidazolidinyl Urea, Sodium Benzoate, Potassium Sorbate, Sodium EDTA, Acemannan Hydrogel, Sodium Metabisulfite, Citric Acid (may be added for pH adjustment)

CARRAVET(TM) SPRAY-GEL WOUND DRESSING, 8 OZ.

Purified Water, Trithanolamine, Polyvinylpyrrolidone, Panthenol, Carbomer 940, Glutamic Acid, Methylparaben, Sodium Chloride, Imidazolidinyl Urea, Sodium Benzoate, Potassium Sorbate, Sodium EDTA, Acemannan Hydrogel, Sodium Metabisulfite, Citric Acid (may be added for pH adjustment)

CARRAVET(TM) WOUND CLEANSER, 8 OZ.

Cocoamphodiacetate, Dibasic Sodium Phosphate, Edetate Disodium, Glycerol Laurate, Mannitol, Methylparaben, Purified water, Sucrose Laurate

CVMD(TM) WOUND CLEANSER, 12 OZ.

Purified Water, Mannitol, Sucrose Laurate, Disodium Phosphate, Methylparaben, Disodium EDTA, Glyceryl Monolaurate, Cocoamphodiacetate

CARRAVET(TM) MULTI PURPOSE CLEANSING FOAM, 4 OZ.

Water, Isobutane, Propane, Ammonium Laureth Sulfate, Methylparaben, Fragrance, Imidazolidinyl Urea, Potassium Sorbate, Sodium Benzoate, Sodium Laureth Sulfate, Sodium Metabisulfite, Aloe Vera Gel Extract Containing Acemannan, Tocopherol (Vitamin E)

CARRAVET(TM) 4" X 4" SURGICAL GAUZE PADS

Aloe Vera Gel Extract Containing Acemannan, Carbomer 940, Citric Acid, Edetate Disodium, Imidurea, L-glutamic Acid, Methylparaben, Panthenol,
Polyvinylpyrrolidone, Potassium Sorbate, Purified Water, Sodium Benzoate, Sodium Chloride, Sodium Metabisulfite, Trolamine

CARRAVET(TM) 2" X 2" SURGICAL GAUZE PADS

Aloe Vera Gel Extract Containing Acemannan, Carbomer 940, Citric Acid, Edetate Disodium, Imidurea, L-glutamic Acid, Methylparaben, Panthenol,
Polyvinylpyrrolidone, Potassium Sorbate, Purified Water, Sodium Benzoate, Sodium Chloride, Sodium Metabisulfite, Trolamine

CARRASCENT(TM) ODOR ELIMINATOR, 1 OZ.

Water, Alcohol, Fragrance, Quaternium-15, FD&C Blue #1

CARRASCENT(TM) ODOR ELIMINATOR, 8 OZ.

Water, Alcohol, Fragrance, Quaternium-15, FD&C Blue #1

                                    EXHIBIT B

                   Other International Territories Granted to
                    FARNAM in Accordance with Paragraph 1(b)



None agreed to at this time.

                                    EXHIBIT C

                          Finished Goods Product Configurations for the PRODUCTS

ACEMANNAN IMMUNOSTIMULANT KIT

Each kit contains:

o    4-10 mL vials of diluent with black and white pressure sensitive label

o 4-10 mL vials Acemannan with black and white pressure sensitive label per chipboard box with divider with a printed, pressure sensitive, 2-color label (red and black)

o    1-black and white package insert per kit

o    3 kits per corrugated shipper with pre-printed, 1-color label

ACEMANNAN IMMUNOSTIMULANT INDIVIDUAL

Each kit contains:

o    1-10 mL vial of diluent with black and white pressure sensitive label

o 1-10 mL vial of Acemannan with black and white pressure sensitive label per chipboard box with a printed, pressure sensitive, 2-color label (red and black)

o    black and white package insert per kit

o    12 kits per corrugated shipper with a pre-printed, 1-color label

CARRAVET(TM) WOUND DRESSING, 1.0 OZ.

o    1-4 color printed LDPE polyethylene tube

o    1-butterfly tube top

o    12 tubes per chipboard box printed with a 4-color label

o    6 chipboard boxes per corrugated shipper with a pre-printed, 1-color label

CARRAVET(TM) WOUND DRESSING, 3.5 OZ.

o    1-4 color printed LDPE polyethylene tube

o    1-butterfly tube top

o    12 tubes per corrugated shipper and a pre-printed, 1-color label

CARRAVET(TM) SPRAY-GEL WOUND DRESSING, 8 OZ.

o    1-HDPE white bottle

o    1-all white trigger sprayer (spray and stream)

o    1-pressure sensitive 4-color label

o    6-bottles per corrugated shipper with a pre-printed, 1-color label

CARRAVET(TM) WOUND CLEANSER, 8 OZ.

o    1-HDPE white bottle

o    1-all white trigger sprayer (spray and stream)

o    1-pressure sensitive 4-color label

o    12-bottles per corrugated shipper with a pre-printed, 1-color label

CVMD(TM) WOUND CLEANSER, 12 OZ.

o    1-HDPE white bottle

o    1-all white trigger sprayer (spray and stream)

o    1-pressure sensitive 4-color label

o    6-bottles per corrugated shipper with a pre-printed, 1-color label

CARRAVET(TM) MULTI PURPOSE CLEANSING FOAM, 4 OZ.

o    1 aerosol litho can with 4-color label

o    1-white plastic lid

o    12-cans per corrugated shipper and a pre-printed, 1-color label

CARRAVET(TM) 4" X 4" SURGICAL GAUZE PADS

o    1-4" x 4" twelve-ply gauze pad saturated with CarraVet Hydrogel Wound
     Dressing

o    1-Dressing per foil pouch with a printed, 4-color label

o    10-foil pouches per chipboard box printed with a 4-color label

o    10-chipboard boxes per corrugated shipper with a pre-printed, 1-color label

CARRAVET(TM) 2" X 2" SURGICAL GAUZE PADS

o    1-2" x 2" twelve-ply gauze pad saturated with CarraVet Hydrogel Wound
     Dressing

o    1-Dressing per foil pouch with a printed, 4-color label

o    10-foil pouches per chipboard box printed with a 4-color label

o    10-chipboard boxes per corrugated shipper with a pre-printed, 1-color label

CARRASCENT(TM) ODOR ELIMINATOR, 1 OZ.

o    1-4 color silkscreen LDPE silk-screened bottle

o    1-pump sprayer with cap

o    48 bottles per corrugated shipper with a pre-printed 1-color label

CARRASCENT(TM) ODOR ELIMINATOR, 8 OZ.

o    1-4 color silkscreen LDPE silk-screened bottle

o    1-pump sprayer with cap

o    12 bottles per corrugated shipper with a pre-printed 1-color label

                                    EXHIBIT D

                            "Finished Goods" Pricing

================================================================================
Item Description                                               Price to FARNAM
================================================================================
Acemannan Immunostimulant Kit                                  $    23.75 each
- --------------------------------------------------------------------------------
      Acemannan Immunostimulant  Individual                    $     6.09 each
- --------------------------------------------------------------------------------
      CarraVet(TM)Wound Dressing, 1.0 oz.                      $     1.23 each
- --------------------------------------------------------------------------------
      CarraVet(TM)Wound Dressing, 3.5 oz.                      $     2.65 each
- --------------------------------------------------------------------------------
      CarraVet(TM)Spray-Gel Wound Dressing, 8 oz.              $     6.03 each
- --------------------------------------------------------------------------------
      CVMD(TM)Wound Cleanser, 8 oz.                            $     2.50 each
- --------------------------------------------------------------------------------
      CarraVet(TM)Wound Cleanser, 12 oz.                       $     2.88 each
- --------------------------------------------------------------------------------
      CarraVet(TM)Multi Purpose Cleansing Foam, 4 oz.          $     2.30 each
- --------------------------------------------------------------------------------
      CarraVet(TM)4" x 4" Surgical Gauze Pads, each            $     1.09 each
- --------------------------------------------------------------------------------
      CarraVet(TM)2" x 2" Surgical Gauze Pads, each            $     0.75 each
      CarraScent(TM)Odor Eliminator, 1 oz.                     $     1.85 each
      CarraScent(TM)Odor Eliminator, 8 oz.                     $     3.15 each
      TRC Animal Health Spray Gel, 2 oz.                       $     2.00 each
- --------------------------------------------------------------------------------
      TRC Animal Health Wound Dressing, 3.5 oz.                $     2.65 each
- --------------------------------------------------------------------------------
      TRC Animal Health Wound Dressing, 1.0 oz.                $     1.23 each
- --------------------------------------------------------------------------------
      TRC Animal Health Wound Cleanser, 8.0 oz.                $     2.50 each
================================================================================

                                    EXHIBIT E

                Annual Cumulative Minimum Purchase Amounts of the
                     PRODUCTS Sold Within the United States
          and Canada Necessary to Maintain FARNAM's Exclusivity Therein

For the period beginning January 1, 1997 and                          $  450,000
         ending December 31, 1998
For the calendar year beginning January 1, 1999                       $  300,000
For the calendar year beginning January 1, 2000                       $  350,000
For each calendar year beginning January 1, 2001                      $  500,000
         and each calendar year thereafter